Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Steven N. Barlow

Vice President, Investor Relations

ExlService Holdings, Inc.

280 Park Avenue

New York, NY 10017

(212) 624-5913

ir@exlservice.com

EXL REPORTS 2014 THIRD QUARTER RESULTS

2014 Third Quarter Revenues of $122.5 Million and Adjusted Diluted Earnings Per Share (EPS) of $0.44

New York, NY – October 30, 2014 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of outsourcing and transformation services, today announced its financial results for the third quarter of 2014.

Rohit Kapoor, Vice Chairman and CEO, commented: “EXL achieved third quarter revenues that exceeded our expectations. Growth was driven by strength in our Transformation segment which grew 38% year over year led by growth in Decision Analytics. The growth we experienced in Decision Analytics in the first half of 2014 continues in the second half of the year with new engagements in the banking, healthcare and retail industries. In our Outsourcing segment, we won two new client engagements in utilities, and travel, transportation and logistics.”

“Today we announced the acquisition of Overland Solutions, Inc., a leading provider of underwriting support services including premium audit, commercial and residential underwriting surveys and outsourced loss control services. Overland Solutions will enhance EXL’s position in the property and casualty insurance (P&C) industry with its leading domain expertise, proprietary technology, and client relationships which include 21 of the top 25 P&C underwriters. Overland Solutions adds to EXL’s on-shore delivery capabilities with its nationwide footprint. We look forward to integrating Overland Solutions with our Outsourcing business and enhancing the suite of BPaaS offerings EXL provides to P&C insurers.”

Vishal Chhibbar, EXL’s CFO, commented: “In the third quarter, EXL achieved revenue of $122.5 million, or $132.1 million excluding $9.6 million of reimbursement of disentanglement costs. Based on our strong revenue performance and cost discipline in the third quarter, we were able to sequentially improve adjusted operating margins by 210 basis points. The acquisition of Overland Solutions is expected to be immediately accretive to adjusted EPS.”

“For 2014, we are revising our revenue guidance upward to $514 million to $518 million from $490 million to $503 million. The drivers of our guidance revision include the contribution of Overland Solutions, strong business performance, and higher revenue from transitioning clients. We believe our 2014 adjusted EPS range will be at the higher end of our previous guidance of $1.70-$1.80. Our revenue and adjusted EPS guidance excludes the impact of the reimbursement of disentanglement costs.”

Financial Highlights – Third Quarter 2014

Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

•	Revenue for the quarter ended September 30, 2014 was $122.5 million compared to $122.3 million for the quarter ended September 30, 2013 and $119.7 million for the quarter ended June 30, 2014. Revenue for the quarter ended September 30, 2014 was reduced by approximately $9.6 million due to the reimbursement of disentanglement costs. Outsourcing services revenue for the quarter ended September 30, 2014 was $91.2 million compared to $99.7 million for the quarter ended September 30, 2013 and $94.3 million for the quarter ended June 30, 2014. Transformation services revenue for the quarter ended September 30, 2014 was $31.3 million compared to $22.6 million for the quarter ended September 30, 2013 and $25.4 million for the quarter ended June 30, 2014.

•	Gross margin for the quarter ended September 30, 2014 was 30.6% compared to 41.1% for the quarter ended September 30, 2013 and 32.1% for the quarter ended June 30, 2014. Outsourcing services gross margin for the quarter ended September 30, 2014 was 31.0% compared to 43.3% for the quarter ended September 30, 2013 and 33.7% for the quarter ended June 30, 2014. Transformation services gross margin for the quarter ended September 30, 2014 was 29.4% compared to 31.5% for the quarter ended September 30, 2013 and 26.2% for the quarter ended June 30, 2014.

•	Operating margin for the quarter ended September 30, 2014 was 4.4% compared to 16.0% for the quarter ended September 30, 2013 and 5.1% for the quarter ended June 30, 2014. Adjusted operating margin for the quarter ended September 30, 2014 was 14.3% compared to 19.6% for the quarter ended September 30, 2013 and 12.2% for the quarter ended June 30, 2014.

•	Net income for the quarter ended September 30, 2014 was $6.1 million compared to $13.2 million for the quarter ended September 30, 2013 and $7.8 million for the quarter ended June 30, 2014. Adjusted EBITDA for the quarter ended September 30, 2014 was $24.4 million compared to $28.4 million for the quarter ended September 30, 2013 and $20.5 million for the quarter ended June 30, 2014.

•	Diluted earnings per share for the quarter ended September 30, 2014 were $0.18 compared to $0.39 for the quarter ended September 30, 2013 and $0.23 for the quarter ended June 30, 2014. Adjusted diluted earnings per share for the quarter ended September 30, 2014 were $0.44 compared to $0.48 for the quarter ended September 30, 2013 and $0.41 for the quarter ended June 30, 2014.

Business Highlights

•	Acquired Overland Solutions, Inc. on October 24th for $53 million in cash. Overland Solutions, based in Overland Park, KS, is a leading provider of underwriting support services including premium audit, commercial and residential underwriting surveys and outsourced loss control services for the P&C industry. The transaction is expected to be immediately accretive to adjusted EPS and to contribute approximately $10 million of revenue in the fourth quarter.

•	Entered into a $50 million five-year revolving credit facility and with an option to increase the commitments under the credit agreement by $50 million. The credit facility is expected to be used for working capital and strategic acquisitions.

•	Announced the appointment of Henry Schweppe in the role of President, Global Business and Marketing.

•	Opened a new center in Alabang, Philippines, adding 570 workstations of additional delivery capacity and opened a new delivery center in Dallas, Texas to serve our F&A clients.

•	Expanded multiple outsourcing services relationships, including migrating 32 new processes in the third quarter of 2014.

•	Won 7 new clients during the third quarter, including 5 transformation clients.

•	Recorded headcount as of September 30, 2014 of 23,050 (including employees under managed services), compared to 21,350 as of September 30, 2013 and 23,100 as of June 30, 2014.

•	Reported employee attrition for the quarter ended September 30, 2014 of 38.0%, compared with 25.4% for the quarter ended September 30, 2013 and 34.1% for the quarter ended June 30, 2014.

2014 Outlook

Based on current visibility and an Indian rupee to U.S. dollar exchange rate of 61, EXL is increasing its guidance for calendar year 2014. Guidance excludes the impact of the reimbursement of disentanglement costs:

•	Revenue of $514 million to $518 million.

•	Adjusted diluted earnings per share, excluding the impact of stock-based compensation expense, amortization of intangibles and associated tax impacts, at the higher end of our guidance of $1.70-$1.80.

Conference Call

ExlService Holdings, Inc. will host a conference call on Thursday, October 30, 2014 at 8:00 a.m. (ET) to discuss the EXL’s quarterly and annual operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384 or 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website (ir.exlservice.com).

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (Nasdaq:EXLS) is a leading provider of outsourcing and transformation services. EXL primarily serves the needs of Global 1000 companies from global delivery centers in the insurance, healthcare, utilities, banking and financial services, transportation and logistics and travel sectors. EXL’s outsourcing services include a full spectrum of business process management services such as transaction processing and finance and accounting services. Transformation services enable continuous improvement of client processes by bringing together EXL’s capabilities in decision analytics, finance transformation and operations and process excellence services. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the EXL’s operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K for the year ended December 31, 2013. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenues	$122,457	$122,315	$363,992	$354,329
Cost of revenues (exclusive of depreciation and amortization)	84,983	72,049	241,164	218,892

Gross profit	37,474	50,266	122,828	135,437

Operating expenses:
General and administrative expenses	15,952	15,791	46,992	44,265
Selling and marketing expenses	9,117	8,993	28,812	27,884
Depreciation and amortization	7,014	5,969	20,049	18,843

Total operating expenses	32,083	30,753	95,853	90,992

Income from operations	5,391	19,513	26,975	44,445
Other income/(expense) :
Foreign exchange income/(loss)	642	(2,508)	(328)	(3,126)
Interest and other income, net	1,044	465	2,861	1,761

Income before income taxes	7,077	17,470	29,508	43,080
Income tax provision / (benefit)	1,002	4,230	4,523	10,842

Net income	$6,075	$13,240	$24,985	$32,238

Earnings per share:
Basic	$0.18	$0.40	$0.76	$0.98
Diluted	$0.18	$0.39	$0.74	$0.95
Weighted-average number of shares used in computing earnings per share:
Basic	32,890,475	32,907,281	32,743,384	32,737,267
Diluted	33,676,665	33,955,445	33,594,304	33,859,525

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$161,428	$148,065
Short-term investments	6,561	5,987
Restricted cash	1,082	423
Accounts receivable, net	75,685	76,121
Prepaid expenses	4,126	5,168
Deferred tax assets, net	4,691	6,958
Advance income tax, net	7,817	2,024
Other current assets	11,694	7,881

Total current assets	273,084	252,627

Fixed assets, net	45,307	34,564
Restricted cash	3,263	3,568
Deferred tax assets, net	11,017	12,254
Intangible assets, net	30,545	34,115
Goodwill	112,203	107,407
Other assets	23,139	18,897

Total assets	$498,558	$463,432

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,343	$4,714
Deferred revenue	8,039	8,618
Accrued employee cost	28,044	29,405
Accrued expenses and other current liabilities	33,615	32,219
Current portion of capital lease obligations	1,022	1,119

Total current liabilities	74,063	76,075

Capital lease obligations, less current portion	850	1,371
Non-current liabilities	14,530	19,812

Total liabilities	89,443	97,258

Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 34,122,806 shares issued and 32,777,971 shares outstanding as of September 30, 2014 and 33,342,312 shares issued and 32,172,183 shares outstanding as of December 31, 2013	34	33
Additional paid-in-capital	228,009	214,522
Retained earnings	261,964	236,979
Accumulated other comprehensive loss	(52,928)	(60,718)

Total stockholders’ equity including shares held in treasury	437,079	390,816

Less: 1,297,885 shares as of September 30, 2014 and 1,170,129 shares as of December 31, 2013, held in treasury, at cost	(27,964)	(24,642)

Total stockholders’ equity	409,115	366,174

Total liabilities and stockholders’ equity	$498,558	$463,432

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures (adjusted EBITDA, adjusted net income and adjusted diluted earnings per share) that the Securities and Exchange Commission defines as “non-GAAP financial measures.” The adjusted financial measures disclosed by the EXL should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these adjusted measures may help investors better understand EXL’s underlying financial performance. Management also believes that these adjusted financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results and comparisons of EXL’s results with the results of other companies. EXL believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, EXL’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions, and the uncertainty around the reimbursement of transition and disentanglement costs for a disclosed client issue. EXL also incurs significant non-cash charges for depreciation that may not be indicative of EXL’s ability to generate cash flow.

Additionally, EXL provides certain information on a constant currency basis, which reflects a comparison of current period results translated at the prior period currency rates. This information is provided because EXL believes that it provides useful incremental information to investors regarding EXL’s operating performance.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the quarter ended September 30, 2014 and September 30, 2013 and for the three months ended June 30, 2014:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA

(Amounts in thousands)

	Three Months Ended Sep 30,		Three Months Ended June 30,
	2014	2013	2014
Revenues (GAAP)	$122,457	$122,315	$119,738
add: Reimbursement of transition and disentanglement costs (a)	9,626	—	5,718

Revenues (Non-GAAP)	$132,083	$122,315	$125,456
subtract: Cost of revenues (GAAP)	(84,983)	(72,049)	(81,259)
subtract: Operating expenses (GAAP)	(32,083)	(30,753)	(32,382)

Income from operations (Non- GAAP)	$15,017	$19,513	$11,815
add: Stock-based compensation expense (b)	2,376	2,967	1,967
add: Amortization of acquisition-related intangibles (c)	1,441	1,534	1,489

Adjusted operating income (Non-GAAP)	$18,834	$24,014	$15,271

Adjusted operating income margin as a % of Revenues (Non-GAAP)	14.3%	19.6%	12.2%
add: Depreciation	5,573	4,435	5,190

Adjusted EBITDA (Non-GAAP)	$24,407	$28,449	$20,461

Adjusted EBITDA margin as a % of Revenues (Non-GAAP)	18.5%	23.3%	16.3%

(a)	To exclude reimbursement of transition and disentanglement costs for a disclosed client issue.
(b)	To exclude stock-based compensation expense under ASC Topic 718.
(c)	To exclude amortization of acquisition-related intangibles.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share

(Amounts in thousands, except per share data)

	Three Months Ended Sep 30,		Three Months Ended June 30,
	2014	2013	2014
Net income (GAAP)	$6,075	$13,240	$7,762
add: Stock-based compensation expense (a)	2,376	2,967	1,967
add: Amortization of acquisition-related intangibles (b)	1,441	1,534	1,489
add: reimbursement of transition and disentanglement costs (c)	9,626	—	5,718
subtract: Tax impact on stock-based compensation expense	(907)	(1,131)	(751)
subtract: Tax impact on amortization of acquisition-related intangibles	(191)	(170)	(170)
subtract: Tax impact on reimbursement of transition and disentanglement costs	(3,658)	—	(2,173)

Adjusted net income (Non-GAAP)	$14,762	$16,440	$13,842

Adjusted diluted earnings per share (Non-GAAP)	$0.44	$0.48	$0.41

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.
(c)	To exclude reimbursement of transition and disentanglement costs for a disclosed client issue.